UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Advisors Series Trust
__________________________________________________________
(Name of Registrant As Specified In Its Charter)

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Kellner Merger Fund

Advisors Series Trust
615 E Michigan Street
Milwaukee, WI 53202
__________________________
INFORMATION STATEMENT

GENERAL

This Information Statement is being furnished to shareholders of the Kellner Merger Fund (the “Fund”), a series of Advisors Series Trust (the “Trust”), in connection with the solicitation of written consent by the Trust’s Board of Trustee’s (the “Board”) for action to be taken by written consent in lieu of a meeting of the shareholders (the “Written Consent”). A form of Written Consent is attached hereto as an Exhibit.

The Trust is organized as a Delaware statutory trust and is not required to hold annual meetings of shareholders. Article V, Section 4 of the Trust's Agreement and Declaration of Trust permits any action to be taken by shareholders to be taken without a meeting if a majority of shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of shareholders. Such consent of shareholders shall be treated for all purposes as a vote at a meeting.

The Board has fixed the close of business on September 20, 2012 as the record date for determination of shareholders entitled to receive this Information Statement (the “Record Date”).  As of the Record Date, the number of shares outstanding for the Fund was 301,196.411 shares.

Shareholders will be asked to consider and approve the proposal set forth below to modify a fundamental investment restriction of the Fund with respect to the Fund’s status as a diversified company. Kellner Management, L.P. (“Kellner”), the investment advisor to the Fund, believes that this modification will enhance the Fund’s ability to pursue its investment strategies. This Information Statement is being distributed to shareholders of record on or about September 21, 2012.  The Written Consent should be executed and submitted to the Trust on or about September 24, 2012.

This Information Statement should be kept for future reference. The Fund has not been in existence for a full fiscal year and there have been no annual or semi-annual reports for the Fund. The Fund’s annual or semi-annual reports, once available, will be mailed to Fund shareholders. If you would like to receive additional copies of this Information Statement or the shareholder reports, once available, free of charge, please contact the Trust by writing to Kellner Merger Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53201-0701 or by telephone at 855-KELLNER (855-535-5637). The Fund’s annual and semi-annual reports, once available, will also be available free of charge on the Fund’s website at www.kellnerfunds.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
THIS INFORMATION STATEMENT:
This Information Statement is available at www.kellnerfunds.com.

PROPOSAL

MODIFICATION OF FUNDAMENTAL INVESTMENT RESTRICTION
OF THE FUND WITH RESPECT TO DIVERSIFICATION

Pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”), an investment company is required to determine and disclose its policies with respect to its status as a diversified or non-diversified company. The Fund has adopted a fundamental investment restriction to operate as a diversified company, which is set forth in the Fund’s current registration statement, and which may be changed only with shareholder approval. The Fund’s current fundamental investment restriction with respect to diversification states:

The Fund may not:

With respect to 75% of its total assets, invest more than 5% of its total assets in securities of a single issuer or hold more than 10% of the voting securities of such issuer.  (Does not apply to investments in the securities of other investment companies or securities of the U.S. Government, its agencies or instrumentalities.)

Kellner believes that modification of the Fund’s current status from a diversified to a non-diversified company will enhance the Fund’s ability to pursue its investment strategies. Accordingly, Kellner, on behalf of the Fund, is seeking to change this restriction to the following:

The Fund has elected to qualify as a non-diversified series of the Trust.  However, to qualify for tax treatment as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”), the Fund intends to continue to comply with certain diversification requirements imposed by the Code.  Pursuant to these requirements, the Fund, among other things, will not invest more than 25% of its assets in the securities of any one issuer (other than U.S. Government securities) and, with respect to 50% of its total assets, will not invest more than 5% of its total assets in the securities of any issuer and will not purchase more than 10% of the outstanding voting securities of any one issuer.

If shareholders of the Fund approve this Proposal, the Fund will operate as a non-diversified company, which means that it may invest a larger percentage of its assets in the securities of a smaller number of issuers than a diversified company.  Because the appreciation or depreciation of a single portfolio security may have a greater impact on the net asset value of the Fund, the net asset value per share of the Fund can be expected to fluctuate more than that of a comparable fund that operates as a diversified company.

At a Meeting of the Board of Trustees of the Trust held on September 19 - 20, 2012, the Board, including all of the Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act) (the “Independent Trustees”), unanimously approved a change to the Fund’s current status as a diversified company to be a non-diversified company, subject to shareholder approval, effective September 26, 2012. The Board further recommends that shareholders of the Fund approve this Proposal.

If the shareholders of the Fund consent to the change in the fundamental investment restriction with respect to diversification, such change will become effective September 26, 2012. The Fund’s Prospectus and Statement of Additional Information will be revised, as appropriate, to reflect the change.  Approval of the Proposal requires the written consent of a majority of the outstanding voting securities of the Fund.

THE BOARD, INCLUDING EACH OF THE INDEPENDENT TRUSTEES, UNANIMOUSLY
RECOMMENDS THAT SHAREHOLDERS APPROVE THE PROPOSAL.

ADDITIONAL INFORMATION

Shareholder Proposals

The Fund is not required to hold regular meetings of shareholders each year.  Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

Cost of Solicitation

Kellner will bear the expenses incurred with drafting, printing, mailing and filing this Information Statement.

Delivery of Shareholder Documents
Only one copy of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc. are being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions in writing at Kellner Merger Fund c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or by telephone at 855-KELLNER (855-535-5637).

Record of Beneficial Ownership
A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of the Fund.  A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control.  Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Fund.  For each control person listed that is a company, the jurisdiction under the laws of which the company is organized (if applicable) and the company’s parent entity are listed.  As of the Record Date, the following shareholders were considered to be either a control person or principal shareholder of the Fund:

Class A

Name and Address	Parent Company	Jurisdiction	% of Ownership	Type of Ownership
George A. Kellner c/o Kellner Management, L.P. 900 Third Avenue, Suite 1000 New York, NY 10022	N/A	N/A	99.60%	Beneficial

Institutional Class

Name and Address	Parent Company	Jurisdiction	% of Ownership	Type of Ownership
George A. Kellner c/o Kellner Management, L.P. 900 Third Avenue, Suite 1000 New York, NY 10022	N/A	N/A	100.00%	Beneficial

Service Providers

Investment Advisor
Kellner Management, L.P. serves as investment advisor to the Fund. Kellner is located at 900 Third Avenue, Suite 1000, New York, New York 10022. George A. Kellner, a portfolio manager of the Fund, is the sole control person of Kellner through his ownership interest.  Kellner has been an SEC-registered investment advisory firm since January 2002.  In addition to the Fund, Kellner provides investment management services to pooled investment vehicles, including hedge funds, and institutional managed accounts.

Distributor
Quasar Distributors, LLC, a subsidiary of U.S. Bancorp, located at 615 East Michigan, 4th Floor, Milwaukee, WI 53202, serves as the principal underwriter and distributor of the Fund.

Fund Administrator
U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

Custodian
U.S. Bank N.A., Custody Operations, located at 1555 N. River Center Drive, Suite 302 Milwaukee, WI  53212 provides custody services for the Fund.

EXHIBIT

ADVISORS SERIES TRUST

Written Consent to Action in Lieu of a Meeting of the Shareholders

Kellner Merger Fund

THE UNDERSIGNED, being the holder of [     ]% of outstanding shares of the Kellner Merger Fund (the “Fund”), a series of Advisors Series Trust, a Delaware statutory trust (the “Trust”), and acting by written consent in lieu of a meeting, pursuant to authority contained in Article V, Section 4 of the Trust’s Agreement and Declaration of Trust, hereby consents and agrees, by signing this written consent, to the adoption of the following resolutions and the filing of the same with the minutes of proceedings of the shareholders of the Fund, with the same effect as if such action had been taken by vote at a meeting of the shareholders duly called and held.

WHEREAS, the Fund has adopted the following fundamental investment restriction with respect to diversification, as set forth in the Fund’s current registration statement, and which may be changed only with shareholder approval:

As a matter of fundamental policy, the Fund may not:

With respect to 75% of its total assets, invest more than 5% of its total assets in securities of a single issuer or hold more than 10% of the voting securities of such issuer.  (Does not apply to investments in the securities of other investment companies or securities of the U.S. Government, its agencies or instrumentalities.)

WHEREAS, Kellner Management, L.P. (“Kellner”), the Fund’s investment advisor, believes that modification of the Fund’s current status from a diversified to a non-diversified company will enhance the Fund’s ability to pursue its investment strategies; and

WHEREAS, at a Meeting of the Board of Trustees of the Trust on September 19 - 20, 2012, the Board of Trustees of the Trust (the “Board”), at the request of Kellner, unanimously approved a change to the Fund’s current status as a diversified company to be a non-diversified company effective September 26, 2012;

NOW, THEREFORE, IT IS RESOLVED, that, effective September 26, 2012, the Fund’s fundamental investment restriction with respect to diversification is hereby deleted and replaced with the following statement:

The Fund has elected to qualify as a non-diversified series of the Trust.  However, to qualify for tax treatment as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”), the Fund intends to continue to comply with certain diversification requirements imposed by the Code.  Pursuant to these requirements, the Fund, among other things, will not invest more than 25% of its assets in the securities of any one issuer (other than U.S. Government securities) and, with respect to 50% of its total assets, will not invest more than 5% of its total assets in the securities of any issuer and will not purchase more than 10% of the outstanding voting securities of any one issuer.

FURTHER RESOLVED, that the appropriate officers of the Trust be, and each of them hereby is, authorized to take any and all actions any of them may deem necessary or appropriate to implement the foregoing resolution.

IN WITNESS WHEREOF, the undersigned have executed this Consent as of this [    ] day of September, 2012.

By:

Name:

Title: